Exhibit 3.2

BYLAWS

OF

HARRIS TEETER SUPERMARKETS, INC.

Article I
SHAREHOLDERS

SECTION 1.        Annual Meetings. The annual meeting of the shareholders of the corporation shall be held on the first Monday in September at such place within or outside the State of North Carolina as may be determined by the board of directors and as shall be designated in the notice of the meeting, at such time as the board of directors shall determine, for the purpose of electing directors, for the consideration of reports to be laid before the meeting, and for the transaction of such other business as may properly be brought before the meeting.

If the election of directors is not held at any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At the special meeting, the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting.

SECTION 2.        Special Meetings. Special meetings of the shareholders shall be held at such place within or outside the State of North Carolina as may be designated in the notice of the meeting.

SECTION 3.        Quorum. Except as otherwise required by the statutes of North Carolina, shareholders holding a majority of shares entitled to notice of a meeting shall constitute a quorum at any and all meetings of shareholders.

SECTION 4.        Actions by Unanimous Written Consent. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders. The writing or writings shall be filed with or entered upon the records of the corporation.

Article II
BOARD OF DIRECTORS

SECTION 1.        Powers, Number, Qualification, Term, Quorum, and Vacancies. All of the authority of the corporation shall be exercised by or under the direction of the board of directors.

Except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders and each director shall be elected to serve for one year and until his successor is elected or until his earlier resignation, removal from office, or death. The number of directors may be increased or decreased from time to time by the shareholders entitled to vote for directors. If the number of directors is increased, the additional directors may be elected by those shareholders. The board of directors shall consist of three (3) members. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of the directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

The office of a director becomes vacant by reason of death, resignation or removal as provided by Section 4 of this Article II. In the event that the shareholders remove a director or directors or increase the number of directors, they may elect, at the meeting effecting the removal or the increase, a director or directors to fill the vacancy or vacancies resulting from their action. If the shareholders do not fill the vacancies at that meeting, or an adjournment thereof, the remaining directors, though less than a majority of the whole authorized number of directors, may fill them. The board also may fill any vacancy not resulting from the removal of a director by the shareholders or an increase in the number of directors.

If the membership of the board of directors at any time falls below the number necessary to constitute a quorum, and the remaining directors are unable to elect a successor or successors to constitute a quorum, a special meeting of shareholders shall be called and the number of directors necessary to bring the board of directors to its full membership shall be elected at that meeting.

SECTION 2.        Meetings. Meetings of the board of directors shall be held at such place within or outside the State of North Carolina as may be fixed from time to time by resolution of the board of directors, or as may be designated in the notice calling the meeting. Regular meetings of the board of directors shall be held at such times as may be fixed from time to time by resolution of the board of directors, and special meetings may be held at any time upon the call of the chairman of the board, if any, the president, or any vice president or any two directors by oral, telegraphic, cabled, telexed or written notice duly served on or sent or mailed to each director not less than two days before the meeting. A meeting of the board of directors may be held without notice immediately after a meeting of shareholders at which the directors are elected. Notice need not be given of regular meetings of the board of directors held at times fixed by resolution of the board of directors. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting. Notice of the time, place, and purpose of any meeting may be waived in writing, either before or after the holding of the meeting, by any director; all waivers of notice shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of that meeting.

SECTION 3.        Actions by Unanimous Written Consent. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors. The writing or writings shall be filed with or entered upon the records of the corporation.

SECTION 4.        Removal of Directors. All of the directors, or any individual director may be removed from office, without assigning any cause, by the vote of a majority of shareholders.

Article III
OFFICERS

SECTION 1.        Number and Title. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, in the discretion of the board of directors, a Chairman of the board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and assistant officers as the board of directors may from time to time determine.

SECTION 2.        Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected, but any officer may be removed from office, either with or without cause, at any time the board of directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

SECTION 3.        Powers and Duties. Subject to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall have such powers and perform such duties as generally pertain to their respective offices and such further powers and duties as may be conferred from time to time by the board of directors.

Article IV
INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.        Indemnification. Each director and officer of the corporation (the individual’s heirs, executors and administrators) shall be indemnified by the corporation against expenses which the individual has reasonably incurred in connection with any action, suit or proceeding to which the individual may be a party by reason of the individual being or having been a director or officer of the corporation (whether or not the individual continues to be a director or officer at the time of incurring such expenses), except in relation to matters as to which the individual shall be finally adjudged in any such action, suit or proceeding, to have been guilty of negligence or misconduct in the performance of the individual’s duty as such director or officer; provided, however, that in the event of a settlement of such action, suit or proceeding, such director or officer shall be indemnified by the corporation against such expenses incurred by such director or officer to the extent, if any, as may be determined in connection with settlement, and then only if such determination shall have been approved by a court of competent jurisdiction or by a resolution duly adopted by a majority of the whole board of directors, and no director included in such majority shall have or shall at any time have had any financial interest adverse to the corporation in the action, suit or proceeding, or the subject matter or the outcome thereof.

SECTION 2.        Expenses. The term “expenses” as used herein does not include amounts of judgments, amounts paid to the corporation, or amounts paid in settlement except that if the board of directors, acting as hereinabove provided, determines that the action or suit or proceeding can be settled for an amount less than the expenses of litigating the same, then the board of directors may indemnify the director or officer for the amount of said settlement as expenses, unless it clearly appears to the board of directors that the defendant director or officer might have been liable for negligence or misconduct if the action had gone to judgment, or if a court of competent jurisdiction should determine as a part of said settlement of the action, suit or proceeding then before it, that the corporation should indemnify the director or officer for the amount of the settlement as expenses.

The foregoing right of indemnification shall be in addition to any other rights to which any director or officer may be entitled as a matter of law.

Article V
CERTIFICATES REPRESENTING SHARES

SECTION 1.        Officers Empowered to Sign the Corporation’s Share Certificates. Each holder of shares in the corporation shall be entitled to a certificate signed in the name of the corporation by the President or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. The certificate or certificates shall state the number and class of shares in the corporation held by the shareholder and shall contain such other statements as may be prescribed by the North Carolina Business Corporation Act.

SECTION 2.        Lost, Stolen, Destroyed or Mutilated Certificates. If any certificate for shares is lost, stolen, destroyed or mutilated, the board of directors, upon being furnished with evidence to its satisfaction as to the loss, theft, destruction or mutilation and as to the ownership of the certificate, and upon being furnished with such security or indemnity as it may require to hold the corporation harmless, may authorize a new certificate to be issued in lieu of the lost, stolen, destroyed, or mutilated certificate.

Article VI
CORPORATE SEAL

The board of directors may adopt a corporate seal. If a corporate seal is adopted, it shall be in such form as the board of directors may determine from time to time.

Article VII
AMENDMENTS

The bylaws of the corporation shall be subject to alteration, amendment or repeal, and new bylaws not inconsistent with any provision of the articles of incorporation or statute may be adopted, at any annual or special meeting of the shareholders, or without such meeting, by the written consent of the shareholders.